Exhibit 8.1

                     BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                           1225 17th Street, Suite 2300
                             Denver, Colorado 80202
                                 (303) 292-2400


                                               December 20, 2002

EMT Corp.
8425 Woodfield Crossing Boulevard
Suite 401
Indianapolis, Indiana 46240

        Re:    REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

        We have acted as counsel to EMT Corp., an Indiana corporation (the "Company"), and are rendering this opinion in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by the Company of $1,686,000,000 aggregate principal amount of its student loan asset-backed auction rate securities (the "New Notes") issued pursuant to an exchange offer (the "Exchange Offer") for a like aggregate principal amount of student loan asset-backed auction rate securities (the "Old Notes"). The Old Notes were issued under that certain Trust Agreement, dated as of May 15, 1998, by and between the Company and Zions First National Bank ("Zions," successor to NBD Bank, N.A. and Bank One Trust Company, N.A.), as amended by the First Terms Supplement thereto dated as of May 15, 1998, the Second Terms Supplement thereto dated as of January 1, 1999, the Third Terms Supplement thereto dated as of September 1, 1999, the Fourth Terms Supplement thereto dated as of April 1, 2000, and the Fifth Terms Supplement thereto dated as of June 1, 2000. The New Notes are to be issued pursuant to a Sixth Terms Supplement to the Trust Agreement by and between the Company and Zions (the Trust Agreement as amended to date hereafter referred to as the "Amended Trust Agreement.")

December 20, 2002
Page 2

        In our capacity as counsel, we have examined the Registration Statement and the Amended Trust Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, documents, instruments, and corporate records, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth. In giving this opinion, we have assumed the authenticity of all documents presented to us as originals, the conformity with the originals of all documents presented to us as copies and the genuineness of all signatures.

        Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the statements set forth under the heading "Federal Income Tax Consequences" in the prospectus included in the Registration Statement, insofar as such statements are a summary of United States federal tax law and regulations or legal conclusions with respect thereto, constitute an accurate summary of the matters described therein in all material respects.

        Our opinion is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder (proposed, temporary and final), interpretive pronouncements by the Internal Revenue Service and other relevant legal authorities, all as in effect on the date hereof. We note that all such legal authorities are subject to change, either prospectively or retroactively, and we are not undertaking hereby any obligation to advise you of any changes in the applicable law subsequent to the date hereof which could affect our opinion. We also note that our opinion is not binding on the Internal Revenue Service, which could take a position contrary to our opinion.

        We express no opinion as to any laws other than the federal tax laws of the United States.

        We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.

                                      Very truly yours,


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP